SECOND AMENDED AND RESTATED PUT MODIFICATION AGREEMENT THIRD EXTENSION

SECOND AMENDED AND RESTATED PUT MODIFICATION AGREEMENT THIRD EXTENSION (this “Extension”) dated as of February 17, 2009 by and among Pipeline Data Inc., a Delaware corporation (“PPDA”), Charge.com, Inc., a Delaware corporation (formerly known as Charge.com Acquisition, Inc.) and wholly-owned subsidiary of PPDA (the “Company”), Gregory Danzig (“GD”), Kauai Investment Holdings, LLC, a Florida limited liability company (“Kauai”), and David Danzig (“DD” and, together with GD, the “Shareholders”). The parties to this Extension are sometimes referred to herein as the “Parties.”

WHEREAS, the Parties entered into the Second Amended and Restated Put Modification Agreement dated as of November 26, 2008 (the “Agreement”);

WHEREAS, the Parties entered into the Second Amended and Restated Put Modification Agreement Extension dated as of January 5, 2009 and the Second Amended and Restated Put Modification Agreement Second Extension dated as of February 2, 2009 (collectively, the “Original Extensions”);

WHEREAS, capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement; and

WHEREAS, the Parties desire to agree to this Extension on the terms contained herein.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged the parties hereto agree as follows:

1.	Section 1 of the Agreement is hereby amended and restated in its entirety as follows:

“Put Right Modification and Potential Waiver. If the Modification Conditions (as defined in Section 2 below) are fully satisfied on or prior to the Deadline Date (as defined below), then the Put Right payment, waiver and release provisions of Section 2 shall be applicable (subject to the reinstatement provisions of Section 6 below). If the Modification Conditions are not fully satisfied on or prior to the Deadline Date, then the Put Right exercise and payment provisions of Section 3 shall be applicable. For purposes of this Agreement, the “Deadline Date” shall mean February 17, 2009.”

2.         Employment and Consulting Payments. PPDA shall continue to pay GD his salary from December 19, 2008 until the date that the Modification Conditions are fully satisfied (based on GD’s salary in effect immediately prior to the termination of the GD Employment Agreement, payable on a weekly basis in form and timing as such payments were made prior to the termination of the GD Employment Agreement). PPDA shall continue to pay DD his consulting payments from December 19, 2008 until the date that the Modification Conditions are fully satisfied (based on DD’s salary in effect immediately prior to the termination of the DD

PMB 368680.4

Consulting Agreement, payable on a monthly basis in form and timing as such payment were made prior to the termination of the DD Consulting Agreement).

3.         Transfer of Domain Name. For the avoidance of doubt, and without limiting the provisions of Section 2(a)(iii)(A) or Section 6 of the Agreement, the Modification Condition described in Section 2(a)(iii)(A) of the Agreement shall not be satisfied until PPDA and the Company shall have (a) consummated the transfer of the Domain Name to the Shareholders (or their designee) through Network Solutions via an electronic request initiated by the Shareholders (or their designee), (b) executed and delivered to the Shareholders (or their designee) documentation submitted to PPDA by the Shareholders based on Network Solutions’ form (including, if not part of the form, powers of attorney similar to the type which are part of the Escrow Materials) effecting the transfer of the Domain Name to the Shareholders (or their designee) and (c) joined with the Shareholders in terminating the Domain Name Escrow Agreement and instructing Iron Mountain to return the Escrow Materials to the Shareholders. The Parties will use their respective best efforts and mutually cooperate in effecting the transfer of the Domain Name as described herein and, subject to the terms, conditions, and provisions of the Agreement, in delivering the other items each Party is required to deliver under the Agreement in accordance therewith.

4.         Agreement Provisions. All other provisions of the Agreement shall remain in full force and effect and be unaffected by this Extension. All references to the Agreement in the Agreement shall be deemed to include this Extension.

5.         Original Extensions. This Extension shall amend, restate, supersede and replace in all respects the Original Extensions.

6.         Signatures. This Extension shall be effective upon delivery of original signature pages or facsimile copies thereof executed by each of the Parties (or upon such signature pages being sent via e-mail to each of the Parties as a portable data format (pdf) file or image file attachment).

7.         Counterparts. This Extension may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The Parties to this Extension need not execute the same counterpart.

[Remainder of Page Intentionally Blank]

PMB 368680.4

IN WITNESS WHEREOF, the parties hereto have entered into and signed this Extension as of the date and year first above written.

PIPELINE DATA INC.

By: /s/ MacAllister Smith

Name:	MacAllister Smith

Title: Chief Executive Officer

CHARGE.COM, INC.

By: /s/ MacAllister Smith

Name:	MacAllister Smith

Title: Chief Executive Officer

SHAREHOLDERS:

/s/ Gregory Danzig

Gregory Danzig, individually and as the duly authorized representative of Kauai Investment Holdings, LLC

/s/ David Danzig

David Danzig

- 3 -

PMB 368680.4